EXHIBIT 10.7

PREMIERE GLOBAL SERVICES, INC.
FIRST AMENDMENT TO
RESTRICTED STOCK AGREEMENT

        THIS FIRST AMENDMENT to the Restricted Stock Agreement (the “First Amendment”) is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Company”), and DAVID M. GUTHRIE (the “Grantee”) on July 13th, 2006, effective as of May 5, 2006.

BACKGROUND STATEMENT:

        WHEREAS, the Company and the Grantee entered into that certain Restricted Stock Agreement having a Grant Date of June 30, 2005 for 100,000 shares of common stock of the Company (the “Original RSA”); and

        WHEREAS, the Company and the Grantee desire to amend the Original RSA as set forth herein;

        NOW, THEREFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Grantee hereby amend the Original RSA as follows:

1. The third sentence to Section 2. Restrictions in the Original RSA is hereby amended and replaced with the following: “If Grantee’s employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraphs (b), (c) or (d) of Section 3 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of employment termination, such Restricted Shares shall revert to the Company immediately following the event of forfeiture.”

2. Section 3. Expiration and Termination of Restrictions to the Original RSA is hereby amended and replaced with the following:

“3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

        (a) As to the number of Shares on the respective dates specified on Page 1 hereof; provided Grantee is then still employed by the Company or an Affiliate;

        (b) As to all of the unvested Shares, on the date of termination of Grantee’s employment by reason of death or disability;

        (c) As to all of the unvested Shares, upon the occurrence of a “Change in Control” (as such term is defined below); or

        (d) As to the next tranche of unvested Shares, on the date of termination of Grantee’s employment by the Company without “Cause” (as such term is defined below).

For purposes of this Agreement, “Cause” and “Change in Control” shall have the same meaning as in Grantee’s employment agreement with the Company or any of its Affiliates, as in effect from time to time.

3. Except as otherwise provided herein, the terms and conditions of the Original RSA shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the effective date hereof.

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ L. Scott Askins L. Scott Askins
SVP – Legal and General Counsel

GRANTEE

By:	/s/ David M. Guthrie David M. Guthrie